                                                                     Exhibit 5.1


                          STROOCK & STROOCK & LAVAN LLP
                                 180 Maiden Lane
                            New York, New York 10038




November 28, 1997

UCFC Acceptance Corporation
4041 Essen Lane
Baton Rouge, Louisiana  70809

Ladies and Gentlemen:

We have acted as counsel to UCFC Acceptance Corporation, a Louisiana corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3 (No. 333-37499) (the "Registration Statement") relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more trusts of asset backed notes (the "Notes") and asset backed certificates (the "Certificates," and, together with the Notes, the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities is to be issued under and pursuant to the terms of a separate pooling and servicing agreement, or sale and servicing agreement, trust agreement and indenture (each, an "Agreement") among the Company, United Companies Lending Corporation(R), as servicer (the "Servicer"), and one or more independent trustees (each, a "Trustee") to be identified in the prospectus supplement for such Series of Securities.

As such counsel, we have examined copies of the Articles of Incorporation and By-Laws of the Company, the Registration Statement, the base Prospectus and form of Prospectus Supplement included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various

UCFC Acceptance Corporation

November 28, 1997
Page 3


questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that:

         1. When the issuance, execution and delivery of each Series of Notes have been authorized by all necessary corporate action of the Company in accordance with the provisions of the related Agreement or Agreements, and when such Notes have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, such Notes will constitute valid and binding obligations of the issuer thereof in accordance with their terms and the terms of such Agreement or Agreements. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

         2. When the issuance, execution and delivery of each Series of Certificates have been authorized by all necessary corporate action of the Company in accordance with the provisions of the related Agreement or Agreements, and when such Certificates have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, such Certificates will be legally issued, fully paid and non-assessable.

         3. We hereby confirm the opinions set forth in the Prospectus under the heading "Federal Income Tax Consequences," to the extent they constitute matters of law or legal conclusions with respect thereto.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America and the laws of the State of New York.

UCFC Acceptance Corporation

November 28, 1997
Page 3


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP